                                                                  Exhibit 99.1
                                                                  ------------
LANGER, INC.

CONTACT:          Susan Lorenzo
                  Director of Communications
                  (631) 667-1200, ext. 124

                  Joseph P. Ciavarella
                  Vice President and
                  Chief Financial Officer
                  (631) 667-1200, ext. 233

                              FOR IMMEDIATE RELEASE
                              ---------------------

                        LANGER, INC. REPORTS RESULTS FOR
                THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2004;
                  CONFERENCE CALL SCHEDULED FOR AUGUST 13, 2004

         Deer Park, New York - August 12, 2004 - Langer, Inc. (NASDAQ:GAIT)
today reported net income for the three-month period ended June 30, 2004 of
$77,495 or $.02 per fully diluted share, as compared to a net income for the three-month period ended June 30, 2003 of $26,301 or $.01 per fully diluted share. For the six months ended June 30, 2004 Langer, Inc. (the "Company")
reported a net (loss) of ($141,497) or ($.03) per fully diluted share as compared to a net loss of ($231,780) or ($.05) per fully diluted share for the six months ended June 30, 2003.

         Net sales for the three months ended June 30, 2004 of $6,547,503 were approximately 3% above net sales of $6,364,744 for the comparable period in
2003. Net sales for the six months ended June 30, 2004 were $12,311,439 or 3%
above net sales of $11,949,922 for the six months ended June 30, 2003. The
Company operates on two business segments: custom orthotics and distributed products.

         Net sales of custom orthotics were $4,989,223 for the three months ended June 30, 2004 as compared to $4,925,859 for the comparable prior year period, an increase of approximately 1%. Net sales of custom orthotics approximated $9,420,636 for the six months ended June 30, 2004, an increase of
4% over approximately $9,103,590 for the six months ended June 30, 2003.

         Net sales of distributed products for the three months ended June 30,
2004 were $1,558,280 as compared to $1,438,885 for the quarter ended June 30,
2003, an increase of approximately 8%. Net sales of distributed products for the six months ended June 30, 2004 were $2,890,803 as compared to

$2,846,332, in the prior year period, an increase of approximately 2%. Regarding the increase in net sales, Mr. Meyers said, "We are pleased that given our pricing initiatives we saw increases in net sales in both business segments."

         Gross profit as a percentage of net sales for the three months ended
June 30, 2004 was 36.5%, as compared to 36.0% for the three months ended June
30, 2003. Gross profit as percentage of net sales for the six months ended June
30, 2004 was 35.4%, as compared to 34.2% for the six months ended June 30,
2003. Gross profit as a percentage of net sales increased due primarily to the price increase in orthotic products.

         Selling expenses for the three months ended June 30, 2004, were approximately $786,445 or 12.0% of net sales as compared to approximately
$798,096 or 12.5% of net sales for the three months ended June 30, 2003. Selling expenses for the six months ended June 30, 2004 were approximately $1,594,134 or
13% of net sales as compared to approximately $1,550,427 or 13% of net sales for the six months ended June 30, 2003.

         General and administrative expenses for the three months ended June 30,
2004 were approximately $1,343,889 or 20.5% of net sales as compared to approximately $1,270,411 or 20.0% of net sales for the three months ended June
30, 2003. General and administrative expenses for the six months ended June 30,
2004 were approximately $2,518,023 or 20.5% of net sales as compared to approximately $2,358,187 or 19.7% of net sales for the six months ended June 30,
2003. General and administrative expenses increased primarily as a result of costs associated with the continued strengthening of the Company's infrastructure and increases in professional fees and insurance costs.

         Andrew H. Meyers, Langer's President and Chief Executive Officer, said,
"We are pleased with the increase in net income for the June 2004 quarter. The growth is attributable to the organization focusing on profit enhancing initiatives which started in early 2004."

         Langer will be hosting a conference call on August 13, 2004, at 10:00
AM (ET) to discuss the results for the three-month and six-month periods ended
June 30, 2004. The conference call will be in a `listen only' mode. There are two ways to participate in the conference call--via conference call or webcast.
Callers in the United States and Canada may dial in at 800-361-0912. Callers should dial in five to ten minutes before the scheduled start time and reference the pass code of 986314. You may also access the webcast by visiting Langer,
Inc.'s website (http://www.langerinc.com). You may listen by clicking on the microphone.

         An archived copy of the call will be available to replay beginning at
2:00 PM on August 13, 2004 by accessing the Langer homepage or typing the following information into your web browser:
http://phx.corporate-ir.net/playerlink.zhtml?c=83053&s=wm&e=928438
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         Langer, Inc., based in Deer Park, Long Island, New York, with additional fabricating facilities in Brea, California, Montreal, Canada and
Stoke-On-Trent, UK, and a sales office in Toronto, Canada, is a leading provider of high quality orthotics and gait-related products sold to practitioners treating musculo-skeletal disorders.

         Statements in this press release may be "forward-looking statements."
These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "plans," "intends," "estimates," "projects,"
"could," "may," "will," "should", or "anticipates" or the negative thereof, other variations thereon or comparable terminology, or by discussions of strategy. No assurance can be given that future results covered by the forward-looking statements will be achieved. Such forward-looking statements include, but are not limited to, those relating to the Company's financial and operating prospects, future opportunities, the Company's acquisition strategy and ability to integrate acquired companies and assets, outlook of customers, and reception of new products, technologies, and pricing. In addition, such forward looking statements involve known and unknown risks, uncertainties, and other factors including those described from time to time in the Company's
Registration Statement on Form S-3, most recent Form 10-K and 10-Q's and other
Company filings with the Securities and Exchange Commission which may cause the actual results, performance or achievements of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Also, the Company's business could be materially adversely affected and the trading price of the Company's common stock could decline if any such risks and uncertainties develop into actual events. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release.

                                  LANGER, INC.
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                  THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                                       JUNE 30,                          JUNE 30,
                                                                 2004            2003             2004             2003
                                                            --------------- ---------------  ---------------- ----------------

      Net sales                                              $  6,547,503      $ 6,364,744   $   12,311,439      $11,949,922

      Cost of sales                                             4,159,984        4,073,233        7,950,570        7,867,660
                                                            --------------- ---------------  ---------------- ----------------

         Gross profit                                           2,387,519        2,291,511        4,360,869        4,082,262

      Selling expenses                                            786,445          798,096        1,594,134        1,550,427

      General and administrative expenses                       1,343,889        1,270,411        2,518,023        2,358,187
                                                            --------------- ---------------  ---------------- ----------------

         Operating  income                                        257,185          223,004          248,712          173,648

      Other income (expense):

      Interest income                                              44,021           31,829           88,368           77,773

      Interest expense                                           (201,205)        (208,739)        (406,171)        (422,879)

      Other                                                         2,494           24,157            2,494           28,228
                                                            --------------- ---------------  ---------------- ----------------
         Other income (expense), net                             (154,690)        (152,753)        (315,309)        (316,878)
                                                            --------------- ---------------  ---------------- ----------------

        Income (loss) before income taxes                         102,495           70,251          (66,597)        (143,230)

      Provision for income taxes                                   25,000           43,950           75,000           88,550
                                                            --------------- ---------------  ---------------- ----------------

         Net income (loss)                                  $      77,495       $   26,301      $  (141,597)     $  (231,780)
                                                            =============== ===============  ================ ================

      Weighted average number of common shares used
         in computation of net
         income (loss) per share:

             Basic                                              4,380,851        4,377,255        4,380,635        4,370,121
                                                            =============== ===============  ================ ================

             Diluted                                            4,745,083        4,612,806        4,380,635        4,370,121
                                                            =============== ===============  ================ ================

      Net income (loss) per common share:

             Basic                                           $        .02       $      .01      $      (.03)     $      (.05)
                                                            =============== ===============  ================ ================

             Diluted                                         $        .02       $      .01      $      (.03)      $     (.05)
                                                            =============== ===============  ================ ================